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                                 Exhibit 23(a)
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                   Consent of Independent Public Accountants



      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 25, 1996 [(except with respect to Note 20, as to which the date is February 16, 1996)] included in Case Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this registration statement.


                                       ARTHUR ANDERSEN LLP



 Milwaukee, Wisconsin
 May 28, 1996